UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.         )
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☐	Soliciting Material Pursuant to §240.14a-12
EAGLE TEST SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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January 18, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Eagle Test Systems, Inc. (the “Company”) to be held at 10:00 a.m., local time, on Friday, February 16, 2007 at the Company’s headquarters at 2200 Millbrook Drive, Buffalo Grove, Illinois 60089.

At this Annual Meeting, the agenda includes the election of two Class I directors for three-year terms and the consideration and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on February 15, 2007. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

LEONARD A. FOXMAN
Chief Executive Officer and President

PROXY STATEMENT
PROPOSAL 1
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
MATTERS CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXPENSES AND SOLICITATION
STOCKHOLDER PROPOSALS
OTHER MATTERS
Appendix A

EAGLE TEST SYSTEMS, INC.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 16, 2007

To the Stockholders of Eagle Test Systems, Inc.:

The Annual Meeting of Stockholders of Eagle Test Systems, Inc., a Delaware corporation (the “Company”), will be held on Friday, February 16, 2007, at 10:00 a.m., local time, at the Company’s headquarters at 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, for the following purposes:

1. To elect two (2) Class I members to the Board of Directors as directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal; and

2. To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on January 3, 2007, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on February 15, 2007. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by telephone or on the Internet.

By Order of the Board of Directors,

LEONARD A. FOXMAN
Chief Executive Officer and President

Illinois, Chicago
January 18, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

EAGLE TEST SYSTEMS, INC.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on February 16, 2007

January 18, 2007

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Eagle Test Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, February 16, 2007, at 10:00 a.m., local time, at the Company’s headquarters at 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, or at any adjournments or postponements thereof (the “Annual Meeting”).

An Annual Report to Stockholders, containing financial statements for the fiscal year ended September 30, 2006, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Annual Report, however, is not a part of the proxy solicitation material. This Proxy Statement and the form of proxy will be mailed to stockholders on or about January 18, 2007.

The purposes of the Annual Meeting are to (i) elect two Class I directors for three-year terms and (ii) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on January 3, 2007 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 22,858,824 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) were issued and outstanding, and there were 12 stockholders of record. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on February 15, 2007. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, Attention: Stephen J. Hawrysz, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of Class I directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. Abstentions and broker “non-votes” will not be counted as voting with respect to the election of the Class I directors and, therefore, will not have an effect on the election of the Class I directors.

The persons named as attorneys-in-fact in the proxies, Theodore D. Foxman and Stephen J. Hawrysz, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees.

Aside from the election of directors, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six members. The Company’s certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Leonard A. Foxman and David B. Mullen, and recommended that each be elected to the Board of Directors as a Class I director, each to hold office until the Annual Meeting of Stockholders to be held in the year 2010 and until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal. Messrs. Foxman and Mullen are currently Class I directors whose terms expire at this Annual Meeting.

The Board of Directors is also composed of (i) two Class II directors (Theodore D. Foxman and William H. Gibbs), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2008 and (ii) two Class III directors (Michael C. Child and Ross W. Manire), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2009. Mr. Leonard Foxman, a director nominee, is our Chief Executive Officer and President. Mr. Theodore Foxman, a Class II director, is our Chief Operating Officer and Executive Vice President. Mr. Leonard Foxman is the father of Mr. Theodore Foxman.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Vote Required For Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director of the Company or its predecessor, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name		Year Current Term	Current Class
and Year First Became a Director	Position(s) with the Company	Will Expire	of Director

Nominees for Class I Directors:
Leonard A. Foxman — 1976	Chief Executive Officer, President and Director	2007	I
David B. Mullen — 2006	Director	2007	I
Continuing Directors:
Theodore D. Foxman — 2003	Chief Operating Officer, Executive Vice President and Director	2008	II
William H. Gibbs — 2006	Director	2008	II
Michael C. Child — 2003	Director	2009	III
Ross W. Manire — 2004	Director	2009	III

MANAGEMENT

Directors and Executive Officers

The following table sets forth the director nominees to be elected at the Annual Meeting, the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting.

Name	Age	Position

Directors and Executive Officers
Leonard A. Foxman	62	Chief Executive Officer, President and Director (Nominee)
Theodore D. Foxman	32	Chief Operating Officer, Executive Vice President and Director
Stephen J. Hawrysz	48	Chief Financial Officer
Jack E. Weimer	50	Chief Technical Officer and Vice President of Technical Solutions
Michael C. Child(1)(3)	52	Director
Ross W. Manire(2)(3)	54	Director
William H. Gibbs(1)(2)(3)	63	Director
David B. Mullen(1)(2)	56	Director (Nominee)
Other Key Employees
James M. Bolotin	45	Controller/Chief Accounting Officer
Dale R. Buxton	43	Vice President/Asia
John Connell	48	Vice President/Manufacturing Engineering
Ronald D. Evans	49	Vice President/Internal Operations
Daniel Faia	39	Vice President/North America
Adam B. Plummer	32	Vice President/Information Technology
Stanley B. Semuskie	57	Vice President/Customer Service
Craig B. Smith	46	Vice President/Product Development
Rene J. Verhaegen	60	Vice President/Europe

(1)	Member of the Nominating and Corporate Governance Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

Leonard A. Foxman.  Mr. Foxman, our founder, has served as a director and as our Chief Executive Officer and President since 1976. Additionally, Mr. Foxman currently oversees our global sales effort. Mr. Foxman began his career in 1964 with Teletype Corporation, a wholly owned subsidiary of Western Electric (later Lucent-Bell Laboratories), where he served for ten years as an electrical engineer. At Teletype, Mr. Foxman was responsible for designing custom semiconductors for use in communications equipment. After leaving Teletype, Mr. Foxman worked as an applications engineer for Fairchild Semiconductor International, Inc., from June 1974 until August 1976, where he was responsible for assisting existing and potential customers with the use and application of Fairchild products. Leonard Foxman is the father of Theodore Foxman. Mr. Foxman holds a B.S. in Bioengineering from the University of Illinois.

Theodore D. Foxman.  Mr. Foxman has served as a director since October 2003, and as our Chief Operating Officer and Executive Vice President since June 2001 with responsibility for overseeing all aspects of our internal operations, including manufacturing, purchasing, legal affairs, information technology, corporate administration and customer service. Mr. Foxman joined us in December 1999 as an Account Specialist with responsibility for acting as the headquarters liaison for customer accounts. In October 2000, he became Corporate Counsel and Human Resources Manager with responsibility for overseeing our legal affairs and personnel matters. Prior to joining us, Mr. Foxman worked as a legal clerk for the law firm of Beerman, Swerdlove, Woloshin, Baresky, Becker, Genin & London. Theodore Foxman is the son of Leonard Foxman. Mr. Foxman holds a B.S. Microbiology from the University of Wisconsin and a J.D. from the DePaul College of Law.

Stephen J. Hawrysz.  Mr. Hawrysz has served as our Chief Financial Officer since March 2004. From November 1999 to March 2004, he served as the Chief Financial Officer of Participate Systems, Inc., a privately held software and services company. From August 1990 to May 1999, Mr. Hawrysz was Vice President and Chief Financial Officer of Westell Technologies, Inc., a publicly held telecommunications equipment manufacturer. From September 1989 to August 1990, he served as Assistant Controller at Wisconsin Central Transportation LTD. Prior to that, from June 1980 to September 1989, Mr. Hawrysz served as a public accountant with Arthur Andersen LLP in the Utilities and Telecommunications audit division. Mr. Hawrysz is a Certified Public Accountant with a B.S. in Accounting from the University of Illinois.

Jack E. Weimer.  Mr. Weimer has served as our Chief Technical Officer and Vice President of Technical Solutions with responsibility for overseeing system architectural design, new product definition and engineering strategy since March 2004. From April 2002 to February 2004, he served as Director of Product Marketing with responsibility for system architectural design and new product definition. From October 1988 to April 2002, Mr. Weimer served as our Manager of Engineering where he oversaw all aspects of product development, including software, electrical and mechanical design. From June 1984 to September 1992, he served as our Manager of Applications Engineering and from December 1980 to June 1984, he served as a Manager in our test department. Mr. Weimer holds degrees from Valparaiso Technical Institute and Trinity International University.

Michael C. Child.  Mr. Child has served as a director since October 2003. Since July 1982, Mr. Child has been employed by TA Associates, Inc., a private equity investment firm, where he currently serves as a Managing Director. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business.

Ross W. Manire.  Mr. Manire has served as a director since June 2004. Since September 2002, Mr. Manire has served as Chairman and Chief Executive Officer of Clearlinx Network Corporation, a wireless telecommunications infrastructure company. From September 2000 to June 2002, he served as President of the Enclosure Systems Division of Flextronics International, a global electronic manufacturing services company. From March 1999 until September 2000, Mr. Manire served as President and Chief Executive Officer of Chatham Technologies, Inc., a global manufacturer of electronic enclosures and integrated systems for the telecommunications industry. From August 1991 until December 1998, Mr. Manire worked for U.S. Robotics and after its merger with U.S. Robotics, 3Com Corporation, during which tenure he served as Senior Vice President, Operations and Chief Financial Officer of U.S. Robotics, as Senior Vice President and General Manager of the Network Systems Division, and then as Senior Vice President of the Carrier Systems Division of 3Com Corporation. Mr. Manire has also served as a consultant to the controller’s department of Amoco Corporation, and was a partner in the entrepreneurial services group of Arthur Young (now Ernst & Young). Mr. Manire currently serves on the board of directors and audit committee of Zebra Technologies Corporation and is on the board of trustees of Davidson College. Mr. Manire is a Certified Public Accountant with an M.B.A. from the University of Chicago and a B.A. in Economics from Davidson College.

William H. Gibbs.  Mr. Gibbs has served as a director since February 2006. From January 1998 to present he has served as President of Parafix Management, a company specializing in corporate turnarounds and restructurings, and from September 2001 to present he has served as President of Houston Ventures, LLC, a private firm primarily investing in small technology related companies. From November 1985 to January 1998, Mr. Gibbs served as Chief Executive Officer and Chairman of the board of directors of DH Technology, Inc., a manufacturer of point of sale and bar code printers and smart card systems. Mr. Gibbs currently serves on the board of directors of Remec, Inc. Mr. Gibbs holds a B.S.E.E. degree from the University of Arkansas and is a graduate of General Electric’s Management Program.

David B. Mullen.  Mr. Mullen has served as a director since February 2006. From December 2002 to present he has served as Executive Vice President and Chief Financial Officer of NAVTEQ Corporation, a

provider of digital map information for automotive navigation systems, mobile navigation devices and Internet-based mapping applications. From August 1997 to September 2002, he served as Chief Financial Officer of Allscripts Healthcare Solutions, Inc., a healthcare technology firm. From 1995 to 1997, Mr. Mullen served as Chief Financial Officer of Enterprise Systems, a publicly-held healthcare software company. Earlier he held several top management positions with CCC Information Services, a software and information services company serving the insurance industry, and spent a number of years in the audit and systems consulting practices of Ernst & Young LLP. Mr. Mullen holds a M.B.A. from the Wharton School at the University of Pennsylvania and a bachelor’s degree from Princeton University.

James M. Bolotin.  Mr. Bolotin has served as our Controller and Chief Accounting Officer since July 2004. From August 2001 to July 2004, he served as the Chief Financial Officer of R.S. Owens & Co., a privately held awards manufacturer. From January 1998 to August 2001, Mr. Bolotin was the Chief Financial Officer of North American Bear Co., a privately held toy manufacturer. From October 1987 to January 1998, he worked for U.S. Robotics and after its merger with U.S. Robotics, 3Com Corporation, during which tenure he served as Assistant Controller, as Corporate Controller, and then as Manufacturing Operations Controller. Prior to that, from September 1984 to October 1987, Mr. Bolotin served as a public accountant with Pannell Kerr Forster. Mr. Bolotin is a Certified Public Accountant with an M.B.A. from Northwestern University and a B.S. in Accounting from Marquette University.

Dale R. Buxton.  Mr. Buxton has served as our Singapore-based Vice President/Asia since September 2002 with responsibility for managing our sales, applications and customer service efforts in Asia. Prior to joining us, Mr. Buxton concurrently served as the Business Manager for the Credence ATE product line in Southeast Asia and Technical Sales Manager for the TMT product line for Credence Systems Corporation from April 1999 to August 2002. Prior to Credence Systems Corporation acquiring TMT, Inc., Mr. Buxton served as International Sales Manager for TMT, Inc. From July 1996 to April 1999, he was employed by LTX Corporation as an Account Manager and subsequently the Business Development Manager for Chinese, Japanese and Korean accounts. Mr. Buxton holds a diploma from the Department of Defense Language School for Korean Language Studies, a B.S. in Finance from Touro College, a Master of Japanese Business Studies from Chaminade University, and a Certificate of Advanced Study in international management with a concentration in Mandarin Chinese from the American Graduate School of International Management.

John Connell.  Mr. Connell has served as our Vice President/Manufacturing Engineering since October 2005 with responsibilities for the direct management of all aspects of manufacturing engineering and engineering services, including test engineering, component engineering, sustaining engineering, CAD design, production engineering, quality assurance and documentation services. From April 2004 to October 2005, he served as our Director of Engineering Services with responsibilities for several engineering disciplines and documentation services. From December 2002 to April 2004, Mr. Connell worked in the engineering design department at Westell Technologies, Inc. a publicly held telecommunications equipment manufacturer. From April 1992 to December 2002, Mr. Connell worked at U.S. Robotics, and after its merger with U.S. Robotics, 3Com Corporation as the Engineering Services Manager. From February 1984 to April 1992, Mr. Connell worked at Teradyne, Inc. in both the test engineering and engineering services areas. Mr. Connell holds degrees from Roosevelt University and DeVry Institute of Technology.

Ronald D. Evans.  Mr. Evans has served as our Vice President/Internal Operations since September 2006 with responsibility for all supply chain management, mechanical assembly, test and repair, systems integration, and warehousing. From October 2005 to September 2006, Mr. Evans was an independent consultant working with a number of companies on improving manufacturing and product design technologies. Mr. Evans served as the Vice President of Advanced Manufacturing Technology with Westell Technologies from July 2001 to October 2005. From July 1996 until June 2001, Mr. Evans worked for U.S. Robotics and after its merger with U.S. Robotics, 3Com Corporation, during which tenure he held several positions in operations including Corporate Director of Advanced Manufacturing Technology and Director of Engineering for manufacturing. From October 1991 until July 1996, Mr. Evans served as Director of Advanced Electronics Technology with the National Center for Manufacturing Sciences. Mr. Evans also held several engineering, program management, and plant manager positions from January 1980 until October 1991 with Brunswick Corporation Defense Division. Mr. Evans holds an M.B.A degree from Nova Southeastern University and a B.S. Degree from the

University of Maryland. Mr. Evans also holds several patents and has published several papers on electronics and electronics manufacturing.

Daniel Faia.  Mr. Faia has served as our Vice President/North America since March 2006 with responsibility for managing our sales, applications and customer service efforts in North America. From April 2004 to March 2006, he served as our Vice President/Eastern U.S. Sales where he held responsibility for managing the sales and applications engineering efforts in the Eastern U.S. and Texas. Prior to joining us, Mr. Faia was employed by Teradyne, Inc. in various sales and product marketing positions from March 1997 to April 2004. From March 1989 to March 1997, Mr. Faia was employed by Raytheon Co. where he held positions in Test Engineering and Design Engineering of Automated Test Equipment. Mr. Faia holds a B.S. in Computer Engineering from Wentworth Institute of Technology in Boston, Massachusetts.

Adam B. Plummer.  Mr. Plummer has served as our Vice President/Information Technology since July 2003 with responsibility for all IT and Business Technology activities. In his role, Mr. Plummer oversees multiple departments that handle IT needs for all our domestic and international offices, including corporate security. In addition, Mr. Plummer is responsible for the identification and execution of Business Technology initiatives aimed at applying enterprise technology solutions to meet our business needs. Prior to joining us, Mr. Plummer served as a Technical Architect for Risetime, Inc. from December 2002 to July 2003. Prior to that, Mr. Plummer served as a Technical Manager for BroadVision, Inc. from March 2000 to June 2002, and held a similar position with Metamor Technologies, Ltd. from June 1996 to March 2000. Mr. Plummer holds a B.S. in Computer Science from the Engineering School at the University of Illinois in Urbana-Champaign.

Stanley B. Semuskie.  Mr. Semuskie has served as our Vice President/Customer Service since July 2006 with responsibility for the worldwide delivery of services including equipment installations, maintenance, training, call center, logistics management and customer satisfaction. Prior to joining us, Mr. Semuskie was employed by Credence Systems for 15 years, working in various service management positions including regional management for Asia, Eastern U.S. and Europe. Since 1999, Mr. Semuskie held the positions of Director of North American Field Service Operations and Director of Worldwide Field Service Operations. Prior to joining Credence, Mr. Semuskie spent 14 years at Tektronix, Inc. working in various technical and management positions. Mr. Semuskie holds a B.A. degree from Salve Regina University and a Diploma from DeVry Institute of Technology.

Craig B. Smith.  Mr. Smith has served as our Vice President of Product Development since September 2006. From February 2001 to January 2005, he worked for 3Com Corporation and after its acquisition of 3Com’s CommWorks business unit, UTStarcom, as Sr. Director of CDMA Wireless Data Infrastructure Product Development. From March 1998 to February 2001, he served as Director of Remote Access Concentrator Product Development for 3Com. From June 1990 to March 1998, he worked for U.S. Robotics and after its merger with U.S. Robotics, 3Com, as Director of Engineering Services. From November 1984 to June 1990, he served in component engineering and management roles for Rockwell Wescom. Mr. Smith holds a M.S.E.E. from the Illinois Institute of Technology and a B.S.E.E. from the University of Wisconsin.

Rene J. Verhaegen.  Mr. Verhaegen has served as our Vice President/Europe since January 2004 with responsibility for managing our sales and customer service efforts in Europe. Prior to joining us, Mr. Verhaegen was employed by Credence Systems Corporation (and its predecessor Semiconductor Test Systems) from May 1987 to October 1993 and held the positions of Marketing Manager and Vice President of European Operations. In October 1993, Mr. Verhaegen was a member of a group that acquired the European operations from Credence Systems Corporation and formed a new entity called Credence Europa with these operations. Mr. Verhaegen became the Chairman and President of Credence Europa until it was sold back to Credence Systems Corporation in August 2000. Mr. Verhaegen then resumed his employment with Credence Systems Corporation until November 2003 and held the positions of General Manager/ European Field Operations and Senior Director NA East Field Operations. Mr. Verhaegen was also employed by Teradyne, Inc. for 11 years, in various sales and marketing positions. Mr. Verhaegen holds a B.S. in Electronic Engineering from the Rijkshogere Technische School in Hasselt, Belgium.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

The Board of Directors met eight times during the fiscal year ended September 30, 2006, and took action by unanimous written consent ten times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served during fiscal 2006. The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance committees. Each committee has a charter that has been approved by the Board of Directors. Each committee is required to review the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Ross W. Manire (Chairman), William H. Gibbs and David B. Mullen. Messrs. Manire, Gibbs and Mullen have served on the Audit Committee since our initial public offering in March 2006. The Board of Directors has determined that Messrs. Manire, Gibbs and Mullen each meet the independence requirements promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Messrs. Manire, Gibbs and Mullen each qualify as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Messrs. Manire, Gibbs and Mullen with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Manire, Gibbs and Mullen any duties, obligations or liability that are greater than are generally imposed on other members of the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Board of Directors.

The Audit Committee met seven times during the fiscal year ended September 30, 2006. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement and is also available at the Investor Relations section of the Company’s website at http://www.eagletest.com.

As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee’s responsibilities include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including the receipt and consideration of certain reports from the independent auditor;

•	resolving disagreements between management and our independent auditor;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent auditor;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns; and

•	meeting independently with our independent auditors and management.

Additionally, the Audit Committee is responsible for preparing the audit committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations.

Compensation Committee

The Compensation Committee currently consists of Michael C. Child (Chairman), Ross W. Manire and William H. Gibbs. Messrs. Child, Manire and Gibbs have served on the Compensation Committee since our initial public offering in March 2006. The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company. In fulfilling its role, the Compensation Committee’s responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	determining the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our incentive-based compensation plans and equity-based plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

Additionally, the Compensation Committee is responsible for preparing the compensation committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations.

The Board of Directors has determined that Messrs. Child, Manire and Gibbs of the Compensation Committee each meet the independence requirements promulgated by Nasdaq. The Compensation Committee met three times during the fiscal year ended September 30, 2006. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Company’s website at http://www.eagletest.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of William H. Gibbs (Chairman), Michael C. Child and David B. Mullen. Messrs. Gibbs, Child and Mullen have served on the Nominating and Corporate Governance Committee since our initial public offering in March 2006. In fulfilling its role, the Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	developing and recommending to the board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	establishing procedures for stockholders to submit recommendations for director candidates;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board a set of corporate governance guidelines; and

•	overseeing the evaluation of the board and management.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

The Board of Directors has determined that Messrs. Gibbs, Child and Mullen of the Nominating and Corporate Governance Committee each meet the independence requirements promulgated by Nasdaq. The

Nominating and Corporate Governance Committee met one time during the fiscal year ended September 30, 2006. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Company’s website at http://www.eagletest.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.eagletest.com.

Independence of Members of the Board of Directors

The Board of Directors has determined that Messrs. Child, Manire, Gibbs and Mullen are independent within the meaning of the director independence standards of both Nasdaq and the SEC, including (other than Mr. Child) under Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has determined that each of the committees of the Board of Directors is currently independent within the meaning of Nasdaq’s and the SEC’s director independence standards.

Executive Sessions of Independent Directors

Non-management members of the Board of Directors meet without the employee directors of the Company following regularly scheduled in-person meetings of the Board of Directors. Executive sessions of the independent directors are held at least one time each year following regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by Nasdaq, and Mr. Child is responsible for chairing these executive sessions.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, Messrs. Child, Manire and Gibbs served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee shall recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by Nasdaq, and that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which we operate and whether the nominee, if elected, will assist in achieving a mix of Board members that represents a diversity of background and experience.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will review and consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

The Company must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

All such recommendations for director nominees must be in writing and include the following:

•	The name and address of record of the stockholder.

•	A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act.

•	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director nominee candidate.

•	A description of the qualifications and background of the proposed director nominee candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Nominating and Corporate Governance Committee from time to time and set forth in Nominating and Corporate Governance Committee charter.

•	A description of all arrangements or understandings between the stockholder and the proposed director nominee candidate.

•	The consent of the proposed director nominee candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

•	Any other information regarding the proposed director nominee candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

Eagle Test Systems, Inc.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089
Attn: Secretary of Eagle Test Systems, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate may need to comply with the following minimum procedural requirements:

•	A candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•	A candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. In addition to these procedures for recommending a director nominee to the Nominating and Corporate Governance Committee, a stockholder may propose an individual for election to the Board of Directors in accordance with the Company’s By-Laws, as described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Securityholder Communications with the Board of Directors

The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the Chairman of the Board of Directors by U.S. mail (including courier or expedited delivery service) to:

Eagle Test Systems, Inc.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089
Attn: Chairman of the Board of Directors

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

Eagle Test Systems, Inc.
2200 Millbrook Drive,
Buffalo Grove, Illinois 60089
Attn: [Name of the director]

The Company will forward any such securityholder communication to the Chairman of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is that one of the Board of Directors’ regular meetings should be scheduled on the same day as the Company’s Annual Meeting of Stockholders, and all directors are encouraged to attend the Company’s Annual Meeting of Stockholders. This is our first Annual Meeting of Stockholders since we consummated our initial public offering on March 14, 2006.

Board of Directors Evaluation Program

In order to maintain the Company’s governance standards, the Board of Directors is required to undertake annually a formal self-evaluation process. As part of this process, the Board of Directors evaluates a number of competencies, including but not limited to: Board structure; Board roles; Board processes; Board composition, orientation and development; and Board dynamics, effectiveness and involvement. The evaluation process also includes consideration of the appropriate Board size, succession planning and the technical, business and organizational skills required of future Board members.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Investor Relations section of the Company’s website at http://www.eagletest.com. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, Attention: Secretary. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.eagletest.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.eagletest.com.

Certain Business Relationships and Related Party Transactions

Arrangements with TA Associates

In September 2003, TA Associates purchased 3,436 shares of our series A convertible preferred stock for a total purchase price of $65.0 million, which shares were convertible into 8,590,248 shares of common stock and redeemable preferred stock having a liquidation preference of $32.5 million. Upon the completion of our initial public offering in March 2006, all of the shares of series A convertible preferred stock converted into an aggregate of 8,590,248 shares of our common stock and 3,436 shares of our redeemable preferred stock. All of the shares of redeemable preferred stock were immediately redeemed for an aggregate of $32.5 million.

Also in September 2003, TA Associates also purchased $30.0 million in principal amount of 12% senior subordinated convertible notes due September 30, 2009. Upon the completion of our initial public offering in March 2006, the senior subordinated convertible notes held by TA Associates converted into senior subordinated notes in the principal amount of $29.995 million and warrants to purchase 525,040 shares of our common stock. The senior subordinated notes were repurchased for $31.3 million, representing $29.995 million of principal, a 2% redemption premium in accordance with the note purchase agreement and $0.7 million in accrued and unpaid interest, with proceeds from our initial public offering. The warrants were issued and had an exercise price of $0.01 per share. TA Associates exercised the warrants for common stock in connection with our initial public offering. TA Associates agreed to exercise the warrants because we and the underwriters requested that they do so in order to simplify our capital structure as a public company.

Michael C. Child, one of our directors, is a Managing Director of TA Associates, Inc.

Stockholders Agreement

In connection with the investment in us by TA Associates, we entered into a stockholders agreement, dated as of September 30, 2003, with TA Associates, and Leonard and Theodore Foxman, both of whom are directors, executive officers and significant stockholders, and Jack E. Weimer, who is an executive officer. Most provisions of the stockholders agreement terminated upon the closing of our initial public offering. However, there are three material provisions of the stockholders agreement that survived the closing of our initial public offering. In particular, the surviving provisions include our covenant to indemnify TA Associates, including its associated investment funds, subject to exceptions, for damages, expenses or losses arising out of, based upon or by reason of any third party or governmental claims relating to their status as a security holder, creditor, director, agent, representative or controlling person of us, or otherwise relating to their involvement with us. This covenant continues until the expiration of the applicable statute of limitations. In addition, we have covenanted to reimburse TA Associates up to an annual limit of $40,000 for costs and expenses incurred in connection with its ongoing investment in us, which covenant also survived the closing of our initial public offering. Pursuant to this obligation, in fiscal years 2004, 2005 and 2006 we paid TA Associates $5,057, $11,329 and $7,609, respectively. Lastly, we have covenanted to obtain and maintain directors and officers’ liability insurance coverage of at least $10.0 million per occurrence, covering, among other things, violations of federal or state securities laws. We were required to increase the coverage to at least $15.0 million per occurrence in connection with our initial public offering, and this covenant survived the closing of our initial public offering.

Indemnification and Employment Agreements

We have agreed to indemnify our directors and officers in certain circumstances. See “Agreements with Executive Officers — Limitation of Liability and Indemnification.” We have also entered into employment agreements and non-competition agreements with our executive officers. See “Agreements with Executive Officers — Employment Agreements” and “Agreements with Executive Officers — Non-Competition Agreements.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers;” and (iv) by all directors and executive officers of the Company as a group.

The applicable ownership percentage is based upon 22,858,824 shares of our Common Stock outstanding as of the Record Date.

	Shares
	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Percentage

TA Associates Funds(2)	6,615,288	28.9%
Leonard A. Foxman(3)	3,941,937	17.2
Foxman Family LLC(4)	2,361,562	10.3
Theodore D. Foxman(5)	65,954	*
Eagle Test Systems, Inc. Employee Stock Ownership Plan(6)	834,565	3.7
Jack E. Weimer(7)	162,128	*
Stephen J. Hawrysz(8)	84,349	*
Michael C. Child(9)	6,615,288	28.9
Ross W. Manire(10)	18,889	*
William H. Gibbs(11)	13,611	*
David B. Mullen(12)	13,611	*
All executive officers and directors as a group (8 persons)(13)	10,872,066	47.1%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Except as otherwise indicated, addresses are c/o Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, IL 60089. The address of TA Associates, Inc. and Mr. Child is c/o TA Associates, Inc., John Hancock Tower, 56th Floor, 200 Clarendon Street, Boston, MA 02116.

(2)	Amounts shown reflect the aggregate number of shares of common stock held by TA IX L.P., TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P., TA Investors LLC and TA Subordinated Debt Fund, L.P. (collectively, the “TA Associates Funds”). Investment and voting control of the TA Associates Funds is held by TA Associates, Inc. No stockholder, director or officer of TA Associates, Inc. has voting or investment power with respect to our shares of common stock held by the TA Associates Funds. Voting and investment power with respect to such shares is vested in a three-person investment committee consisting of the following employees of TA Associates: Messrs. Michael C. Child, C. Kevin Landry and P. Andrews McLane. Mr. Child is a Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P. and TA Subordinated Debt Fund L.P.; the manager of TA Investors LLC; and the general partner of TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. Child has been a member of our board of directors since October 2003. See Note 9 below.

(3)	Includes 2,361,562 shares held by Foxman Family LLC, of which Leonard Foxman is the manager. Leonard Foxman has voting and investment power with respect to the shares held of record by Foxman Family LLC and is the father of Theodore Foxman and Robin Cleek. Leonard Foxman has no economic interest in Foxman Family LLC. The members of Foxman Family LLC are ten trusts for the benefit of Theodore Foxman and his descendants, of which Theodore Foxman is the trustee and which trusts collectively have a 62.5% economic interest in Foxman Family LLC, and six trusts for the benefit of Mrs. Robin Cleek and her descendants, of which Mrs. Cleek is the trustee and which trusts collectively have a 37.5% economic interest in Foxman Family LLC. Also includes 834,565 shares held by the Employee Stock Ownership Plan, of which Leonard Foxman is the trustee, which position has shared voting and sole investment power in connection with certain matters with respect to such shares. Leonard Foxman disclaims beneficial ownership of such shares, except to the extent of 29,436 shares which he holds as a participant in the Employee Stock Ownership Plan.

(4)	See Note 3 above.

(5)	Includes 59,375 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date. Also includes 6,579 shares Theodore Foxman holds as a participant in the Employee Stock Ownership Plan. Does not include 2,361,562 shares held by Foxman Family LLC, in which trusts for the benefit of Theodore Foxman and his descendants have a 62.5% economic interest, but over which Theodore Foxman does not have voting or investment power. Theodore Foxman is the trustee of such trusts.

(6)	Leonard Foxman is the trustee of the Employee Stock Ownership Plan and has shared voting and sole investment power in connection with certain matters with respect to the shares held by such plan. Presently, shares of our common stock held by the trustee as part of the Employee Stock Ownership Plan assets are voted by the trustee. The trustee shares this voting power with the Employee Stock Ownership Plan participants, who are entitled to direct the trustee as to the manner in which all shares allocated to their respective accounts will be voted with respect to all matters subject to a shareholder vote. Common stock held by the Employee Stock Ownership Plan on behalf of executive officers are reported in the Employee Stock Ownership Plan’s and the trustee’s common stock ownership listing as well as in the common stock ownership listings for the respective executive officers and for executive officers and directors as a group.

(7)	Includes 48,542 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date. Also includes 36,939 shares which Mr. Weimer holds as a participant in the Employee Stock Ownership Plan, over which he has shared voting power.

(8)	Includes 59,167 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date. Also includes 182 shares which Mr. Hawrysz holds as a participant in the Employee Stock Ownership Plan, over which he has shared voting power.

(9)	Mr. Child is a managing director of TA Associates, Inc. and may be considered to have beneficial ownership of TA Associates, Inc.’s interest in us. Mr. Child disclaims beneficial ownership of all such shares. Mr. Child has been a member of our board of directors since October 2003. See Note 2 above.

(10)	Includes 18,889 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date.

(11)	Includes 13,611 shares subject to options that are immediately exercisable within 60 days of the Record Date.

(12)	Includes 13,611 shares subject to options that are immediately exercisable within 60 days of the Record Date.

(13)	Includes 213,194 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date, 834,565 shares held in the Employee Stock Ownership Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. The Company became subject to Section 16(a) reporting obligations on March 8, 2006, upon the SEC declaring the registration statement for our initial public offering effective. Based on its review of the copies of such filings received by it from March 8, 2006 to the present, the Company believes that no Reporting Person filed a late report.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following summarizes the compensation earned by our Chief Executive Officer and our other most highly compensated executive officers, which we refer to as our “named executive officers,” during the fiscal years ended September 30, 2006, September 30, 2005 and September 30, 2004, which we refer to as “fiscal 2006,” “fiscal 2005” and “fiscal 2004,” respectively.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
					Restricted	Securities
	Fiscal			Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Awards	Options	Payouts	Compensation

Leonard Foxman(2)	2006	$350,000	$625,710	$—	$—	—	$—	$—
Chief Executive Officer,	2005	350,000	142,500	—	—	—	—	—
President and Director	2004	347,337	560,000	—	—	—	—	—
Theodore Foxman(3)	2006	400,000	500,570	—	—	—	—	—
Chief Operating Officer,	2005	400,000	115,000	—	—	—	—	—
Executive Vice President and	2004	397,764	640,000	—	—	75,000	—	—
Director
Stephen J. Hawrysz(4)	2006	190,000	180,000	—	—	—	—	—
Chief Financial Officer	2005	190,000	77,500	—	—	—	—	—
	2004	93,442	66,000	—	—	80,000	—	—
Jack E. Weimer(5)	2006	187,500	166,860	—	—	—	—	—
Chief Technical Officer	2005	150,000	62,000	—	—	—	—	—
	2004	148,698	180,000	—	—	70,000	—	—
Steven R. Dollens(6)	2006	190,385	—	—	—	—	—	—
Vice President of Product	2005	250,000	62,000	—	—	—	—	—
Development	2004	220,242	300,000	—	—	120,000	—	—

(1)	Excludes benefits and perquisites received by the named executive officers that do not exceed the lesser of $50,000 or 10% of any such named executive officer’s annual compensation reported in this table.

(2)	Mr. Leonard Foxman began his employment with us in September 1976. His annual base salary for fiscal 2006 was $350,000. See “— Agreements with Executive Officers.”

(3)	Mr. Theodore Foxman began his employment with us in December 1999. His annual base salary for fiscal 2006 was $400,000. See “— Agreements with Executive Officers.”

(4)	Mr. Hawrysz began his employment with us in March 2004. His annual base salary for fiscal 2006 was $190,000. See “— Agreements with Executive Officers.”

(5)	Mr. Weimer began his employment with us in December 1980. His annual base salary was increased to $200,000 effective January 1, 2006. See “— Agreements with Executive Officers.”

(6)	Mr. Dollens’ employment was terminated on June 21, 2006.

Option Grants in Last Fiscal Year

There were no individual grants of stock option to any of the named executive officers during fiscal 2006.

  Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning option exercises by the named executive officers of the Company during the fiscal year ended September 30, 2006 and the number and value of unvested options to purchase shares of Common Stock of the Company held by the named executive officers who held such options at September 30, 2006. The closing price for the Company’s Common Stock as reported by the Nasdaq Global Market on September 29, 2006, the last business day of fiscal 2006, was $16.52. Value is calculated on the basis of the difference between the option exercise price and $16.52 multiplied by the number of shares of Common Stock underlying the option.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of		Options at		In-the-Money Options at
	Shares Acquired	Value	September 30, 2006		September 30, 2006
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard Foxman	—	—	—	—	$—	$—
Theodore Foxman	—	—	50,000	25,000	511,000	255,500
Stephen J. Hawrysz	—	—	49,167	30,833	417,442	254,158
Jack E. Weimer	—	—	40,938	29,062	306,913	209,488
Steven R. Dollens(1)	—	—	—	—	—	—

(1)	Mr. Dollens’ employment was terminated on June 21, 2006.

Agreements with Executive Officers

Employment Agreements

On September 30, 2003, we entered into employment agreements with Messrs. Leonard Foxman and Theodore Foxman. These agreements, as amended, are automatically renewed upon the completion of the initial one-year term for successive one-year periods until either we or the officer gives 30 days prior written notice of intent not to extend. Leonard Foxman’s and Theodore Foxman’s employment agreements call for the payment of $400,000 and $400,000 in annual base salary, respectively, and rights to participate in bonus plans, standard insurance plans, such as life, accidental death and dismemberment, short-term disability and long-term disability insurance, and retirement benefits, such as the Profit Sharing Plan, the Money Purchase Pension Plan and the Employee Stock Option Plan described earlier, all as generally available to our executives. The agreements require them to refrain from competing with us and from hiring our employees for a period of five years following the termination of their employment with us for any reason. Their employment agreements also each provide for severance payments to the officer in the event his employment with us is terminated as a result of his disability. In addition, in the case of termination by an officer for good reason, or by us without cause, the officer will receive 100% salary continuation for a period of two years in the case of Mr. Leonard Foxman, and eighteen months in the case of Mr. Theodore Foxman, from the date of termination, and the partially employer-subsidized continuation of group health plan benefits for the same period.

We also entered into similar employment agreements with Messrs. Hawrysz and Weimer, who pursuant to their respective agreements are to be paid an annual base salary of $205,000 and $200,000, respectively. Each of these agreements is similar in all material respects to the employment agreements described above, except that each of these agreements requires the officer to refrain from competing with us and from hiring our employees for a period of two years following the termination of the officer’s employment agreement for any reason. Additionally, in the case of termination by an officer for good reason, or by us without cause, the officer will receive continuation of his salary at a rate of 50% of his base salary for a period of two years from the date of termination, and partially employer- subsidized continuation of group health plan benefits for twelve months following the date of termination.

Non-Competition Agreement

In addition to the non-competition provisions contained in Mr. Leonard Foxman’s employment agreement with us, as an inducement to TA Associates to invest in us and in consideration of the redemption of his stock by us in connection with TA Associates’ investment in us, we entered into a non-competition agreement with Mr. Leonard Foxman wherein Mr. Foxman agreed to refrain from competing with us and from hiring our employees for a period ending on the later of September 30, 2008 or two years following the termination of his employment with us for any reason.

Limitation of Liability and Indemnification

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and by-laws to be in effect at the closing of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•	we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We also maintain a general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Compensation of Directors

Directors who are also our employees receive no additional compensation for their services as directors. Our non-employee directors each receive an annual fee from us of $15,000. In addition, we pay our non-employee directors a fee of $1,000 for each board meeting they attend and $500 for each committee meeting they attend. Each member of the audit committee receives an additional annual fee of $7,500, and each member of our other committees receives an additional annual fee of $2,500. Non-employee directors also are reimbursed for reasonable expenses incurred in connection with attending board and committee meetings. However, a director who is affiliated with TA Associates, Inc. will forego board and board committee compensation, including the equity compensation described below, for so long as TA Associates, Inc. beneficially owns more than 10% of our common stock.

Upon election to the board of directors, non-employee directors are granted an option to purchase 10,000 shares of our common stock, which is fully vested at the time of grant, and an option to purchase 10,000 shares of our common stock, which vests in equal installments over three years. Additionally, non-employee directors receive, on the fifth business day after each annual meeting of our stockholders, an annual option grant of 5,000 shares that vests in equal installments over four years. The exercise price of these stock options will be equal to the fair market value of the common stock on the date of grant as determined by our board of directors. The vesting of these stock options will accelerate upon a change of control of Eagle Test.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee

The Compensation Committee currently consists of Michael C. Child (Chairman), Ross W. Manire and William H. Gibbs. The Company’s Board of Directors has determined that all members of the Compensation Committee meet the independence requirements promulgated by Nasdaq. The Compensation Committee is responsible for the oversight of all of the Company’s compensation policies, practices and programs, an annual review and approval of Chief Executive Officer and other executive officer compensation, and the administration of the Company’s stock-based incentive plans.

Compensation Policies

The Compensation Committee structures its compensation policies and plans to further the following basic objectives:

•	to further the Company’s long-term strategic plan and enhance stockholder value;

•	to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executives; and

•	to align the interests of the Company’s management with those of stockholders.

The Company’s executive compensation program for fiscal 2006 consisted of the following elements: (i) base salary; (ii) short-term incentive compensation in the form of annual cash bonuses; and (iii) long-term incentive compensation through grants of stock equity. All of these elements are administered by the Compensation Committee. Executive officers are also eligible to participate in certain benefit programs that are generally available to all of the Company’s employees, including medical insurance and other employee benefits, and the Company’s Profit Sharing Plan, Money Purchase Pension Plan and Employee Stock Ownership Plan. In all cases, the Compensation Committee’s decisions involving executive officer compensation are ultimately based on the Compensation Committee’s judgment regarding the best interests of the Company and stockholders.

Base Salary

Base salary determinations reflect, among other factors deemed relevant, competitive pay practices of comparable companies, with a focus on the skills, performance, experience and responsibility levels of individual executive officers and the needs of the Company. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Company’s long-term goals and strategies. Base salary levels for each of our executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first join the Company during a year, special consideration is given to such executive officer’s compensation package at his or her prior place of employment.

Annual Cash Bonus

Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation in the form of cash bonuses based on the Company’s financial performance. Cash bonuses may constitute a significant portion of an executive officer’s incentive and total compensation package. The purpose of these bonuses is to motivate and reward executive officers for the achievement of the Company’s annual financial goals.

Stock-Based Incentives

Our 2006 Stock Option and Incentive Plan, or 2006 Option Plan, was adopted by the Company’s Board of Directors and approved by the Company’s stockholders in February 2006. The 2006 Option Plan permits the Company to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards and dividend equivalent rights. Stock-based compensation provides an incentive to improve the Company’s financial performance by allowing the executive officers to share in any appreciation in the value of the Company’s common stock. Accordingly, the Compensation Committee believes that stock-based incentives align the interests of executive officers with those of stockholders by encouraging executive officers to maximize the value of the Company. Stock-based incentives are granted to executive officers from time to time based primarily upon the individuals actual and/or potential contributions to competitive market practices and our financial performance. When establishing grant levels for the Chief Executive Officer and other executive officers, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Company’s common stock. Based on these factors, stock-based incentives were not made to the executive officers in fiscal 2006.

Other Employee Benefit Plans

Each executive officer, including the Chief Executive Officer, were allocated payments under each of the Company’s Profit Sharing Plan, Money Purchase Pension Plan and Employee Stock Ownership Plan in fiscal 2006. Each of these plans is available to all eligible employees. Eligible employees are defined as those who have completed one year of service and have attained the age 21. In fiscal 2006, $7,856, $3,099 and $1,170 were paid or allocated to each of our executive officers, including our Chief Executive Officer, pursuant to the Profit Sharing Plan, Money Purchase Pension Plan and Employee Stock Ownership Plan, respectively.

Compensation of the Chief Executive Officer

Leonard Foxman is the Chief Executive Officer, President and a Director. His performance in fiscal 2006 was evaluated on the basis of the factors described above applicable to executive officers generally. In fiscal 2006, Mr. Foxman’s base salary did not change from the prior year. The annual bonus components of his compensation, as well as his salary, reflect the Company’s financial performance.

Deductibility of Executive Compensation Expenses

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee,

Michael C. Child (Chairman)
Ross W. Manire
William H. Gibbs

PERFORMANCE GRAPH

The following performance graph compares the Company’s cumulative total return on its Common Stock since its initial public offering on March 9, 2006 with the total return of the Nasdaq Market Index, the Dow Jones Wilshire 5000 Index and the Dow Jones Wilshire Semiconductor Index. The comparison assumes the investment of $100 on March 9, 2006 in the Company’s Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*
Among Eagle Test Systems, Inc, The Dow Jones Wilshire 5000 Index
And The DJ Wilshire Semiconductors Index

*	$100 invested on 3/9/06 in stock or index-including reinvestment of dividends.
Fiscal year ending September 30.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Ross W. Manire (Chairman), William H. Gibbs and David B. Mullen. None of the members of the Audit Committee is an officer or employee of the Company. Messrs. Manire, Gibbs and Mullen are each “independent” for Audit Committee purposes under the applicable rules of Nasdaq and the SEC. Messrs. Manire, Gibbs and Mullen are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended September 30, 2006, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young LLP with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Ross W. Manire (Chairman)
William H. Gibbs
David B. Mullen

MATTERS CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company subsequent to the formation of the Audit Committee were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in fiscal 2006 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young LLP, see “The Board of Directors and its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of Ernst & Young LLP attended all meetings of the Audit Committee in fiscal 2006. We expect that a representative of Ernst & Young LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company and its predecessor for the fiscal years ended September 30, 2006 and September 30, 2005.

	Fiscal Year Ended September 30,
	2006	2005

Audit Fees	$735,029	$209,188
Audit-Related Fees	$3,175	$1,640
Tax Fees	$246,805	$141,805
All Other Fees	$—	$—

Total	$985,009	$352,633

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory audits required in regulatory filings. Audit Fees for the fiscal year ended September 30, 2006 also include $456,975 of fees for professional services in connection with the Company’s equity offerings completed in fiscal 2006.

Audit-Related Fees

Audit-Related Fees for both fiscal 2005 and fiscal 2006 represent fees for professional services rendered in reviewing the Company’s internal controls.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2008 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than September 19, 2007. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2008 Annual Meeting — other than one that will be included in the Company’s Proxy Statement — must notify the Company between October 19, 2007 and November 19, 2007. If a stockholder who wishes to present a proposal fails to notify the Company by September 19, 2007 and such proposal is brought before the 2008 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2008 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, Attention: Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

The Board of Directors
Eagle Test Systems, Inc.

January 18, 2007

Appendix A

EAGLE TEST SYSTEMS, INC.

Audit Committee Charter

I.	STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors (the “Audit Committee”) of Eagle Test Systems, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including the Audit Committee’s structure, processes and membership requirements.

The primary purpose of the Audit Committee is to assist the Board of Directors of the Company (the “Board”) in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information. The Audit Committee shall also review the qualifications, independence and performance, and approve the terms of engagement, of the Company’s independent auditor and prepare any reports required of the Audit Committee under rules of the Securities and Exchange Commission (the “SEC”). Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Retain the Company’s independent auditor, evaluate its independence, qualifications and performance, and approve the terms of engagement for audit services and non-audit services.

•	Review with management and the Company’s independent auditor, as appropriate, the Company’s financial reports and other financial information, including any reports and information provided by the Company to any governmental body or the public, and the Company’s compliance with legal and regulatory requirements.

•	Regularly communicate with the Company’s independent auditor and financial and senior management and regularly report to the Board.

•	Establish and observe complaint procedures regarding accounting, internal auditing controls and auditing matters.

•	Prepare any reports required by the SEC.

The Company shall provide appropriate funding, as determined by the Audit Committee, to permit the Audit Committee to perform its duties under this Charter and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties under this Charter. The Audit Committee may also perform such other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate. In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Audit Committee shall consist of at least three (3) members of the Board, each of whom must (1) be “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”); (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years. One or more members of the Audit Committee shall qualify as an “audit committee financial expert” under the rules promulgated by the SEC.

Notwithstanding the foregoing, one director who (1) is not “independent” as defined in Rule 4200 under the Marketplace Rules of the NASD; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a “family member” of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy statement, in its Form 10-K), the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The members of the Audit Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Audit Committee may be replaced by the Board. Unless a chairman of the Audit Committee is elected by the full Board, the members of the Audit Committee may designate a chairman by majority vote of the full Audit Committee membership. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. All indemnification, exculpation, expense reimbursement and advancement provisions and rights available to members of the Audit Committee in their capacities as Directors of the Company shall be fully applicable with respect to their service on the Audit Committee or any subcommittee thereof. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without further action constitute resignation or removal, as applicable, from the Audit Committee.

III.	MEETINGS

The Audit Committee shall meet as often as it determines appropriate, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Audit Committee. The Audit Committee shall meet with management and the independent auditor in separate executive sessions as appropriate, but at least quarterly. The Audit Committee shall meet with the Company’s independent auditor and management on a quarterly basis to review the Company’s financial statements, financial reports and other public disclosure of the Company’s financial condition and results of operations. The Audit Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Audit Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES.

A.	Oversight of the Company’s Independent Auditor

The Audit Committee shall be solely responsible for the engagement of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work and shall be directly involved in the oversight of such engagement. Each independent auditor shall report directly to the Audit Committee. The Audit Committee shall:

1. Obtain periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

2. Obtain and review annually a report from the independent auditor describing (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Company.

3. Evaluate annually the qualifications, performance and independence of the independent auditor, including whether the independent auditor’s quality control procedures are adequate, the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Company’s internal auditors, if any, and report to the Board on its conclusions, together with any recommendations for additional action.

4. Assure the rotation, as required by law, of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years.

5. Approve in advance the engagement of the independent auditing firm for all audit services and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provision of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may form and delegate to subcommittees of one or more members the authority to grant pre approvals for audit and permitted non-audit services; provided, however, that the decisions of such subcommittees to grant any such pre approvals shall be presented to the Audit Committee at its next schedule meeting.

6. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

7. Approve as necessary the termination of the engagement of the independent auditor and select a replacement independent auditor.

8. Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in any audit of the Company, taking into account the impact of such policies on auditor independence.

9. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company.

10. Review with the independent auditor on a quarterly basis the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations or any code of conduct and ethics.

B.	Review of Financial Reporting Policies and Processes

To fulfill its responsibilities and duties, in addition to the items described above, the Audit Committee shall:

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements, and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in connection with the Company’s annual report on Form 10-K.

3. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to filing such reports and the Company’s disclosure under “Management’s Discussion and Analysis of Results of Operation.”

4. Review and discuss press releases regarding the Company’s financial results and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information, prior to its public release.

5. At least quarterly, meet separately with management and with the independent auditor.

6. Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

7. Review at least annually with management its assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), and review annually with the independent auditor the attestation to and report on, the assessment made by management, and consider whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s report.

8. Review quarterly with management its evaluation of the Company’s procedures and controls (“Disclosure Controls”) designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports, and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

9. Review and discuss with management and the independent auditor any off balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

10. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

11. The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

12. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

13. The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function, if any, and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

C.	Additional Responsibilities and Authority

To further fulfill its responsibilities and duties, in addition to the items described above, the Audit Committee shall:

1. Review with the principal executive and financial officers of the Company any report on significant deficiencies or material weaknesses in the design or operation of Internal Controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize or report financial data required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

2. Establish a procedure for the receipt from management of a description of proposed transactions between the Company and any related parties. Consider and approve such transactions after reviewing each such transaction for potential conflicts of interests and other improprieties.

3. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

4. Prepare the Audit Committee’s report required by the rules of the Securities Exchange Commission to be included in The Company’s annual proxy statement.

5. Regularly report to the Board on the Audit Committee’s activities, recommendations and conclusions.

6. Review and reassess the Charter’s adequacy at least annually.

D.	Legal and Regulatory Compliance

The Audit Committee may discuss with management and the independent auditor, and review with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

The Audit Committee may discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

E.	Procedures for Addressing Complaints and Concerns

The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

F.	Risk Assessment and Management

The Audit Committee may discuss guidelines and policies to govern the process by which risk assessment and management is undertaken and handled.

The Audit Committee may discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

G.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

ANNUAL MEETING OF STOCKHOLDERS OF
EAGLE TEST SYSTEMS, INC.
February 16, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.    â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two (2) Class I members to the Board of Directors for three-year terms:					2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NOMINEES:
☐	FOR ALL NOMINEES	¢ ¢	Leonard A. Foxman David B. Mullen

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED,OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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EAGLE TEST SYSTEMS, INC.
2200 Millbrook Drive
Buffalo Grove, Illinois 60089
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, FEBRUARY 16, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Theodore D. Foxman and Stephen J. Hawrysz, and each of them individually, the proxies of the undersigned, with power of substitution to each of them,to vote all shares of Eagle Test Systems, Inc., a Delaware corporation (“Eagle Test”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Eagle Test to be held on Friday, February 16, 2007, at 10:00 a.m., local time, at the Company’s headquarters at 2200 Millbrook Drive, Buffalo Grove, Illinois 60089 (the “Annual Meeting”), or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)

COMMENTS:

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
EAGLE TEST SYSTEMS, INC.
February 16, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â   Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two (2) Class I members to the Board of Directors for three-year terms:					2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NOMINEES:
☐	FOR ALL NOMINEES	¢ ¢	Leonard A. Foxman David B. Mullen

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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